EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 5/9/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.35%	0.94%	12.59%
Class B Units	1.33%	0.92%	12.24%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED MAY 9, 2008

Grant Park posted trading profits during the past week.  Gains to the portfolio came from the physical commodity markets, while setbacks stemmed primarily from the financial markets.

A majority of Grant Park’s gains this week came from the energy sector.  Positions in the crude oil markets earned strong profits as crude underwent another impressive rally.  Reaching new all-time highs over the past several days, the crude oil markets rose steadily before closing at $125.96 per barrel on Friday, up 8.29% from the previous week’s close.  Energy prices stood firm this month in the face of a strengthening U.S. dollar and U.S. Department of Energy reports stating that energy supplies in the U.S. have increased.  Analysts suggest that energy prices standing pat despite bearish fundamentals is a sign that world energy demand remains strong.

Long positions in corn and the soybean complex proved profitable for the portfolio last week.  Corn, the sector’s biggest contributor, finished the week at $6.2925 per bushel up 2.57% from the previous week’s close.  Analysts attribute the rally to ongoing concern regarding late corn plantings in the Midwest.  Due to poor weather these past few months, this year has produced the 4th slowest planting complete rate in the last twenty years.  As late plantings could result in the higher probability of late-season frosts, speculators are using these poor results as a main driver for their bullish views.

Minor losses were registered this past week across Grant Park’s positions in the fixed income markets.  Recent drops in European equity markets and ongoing fears of “global recession” have caused many speculators in the European markets to shift towards more risk-averse financial instruments.  An increased demand for European interest rate products caused price moves against Grant Park’s short positions across the sector.  The biggest losses in the sector were in the Eurodollar, and LIFFE Euribor and Bund markets.

Lastly, Grant Park’s currency position registered losses this past week.  The losses in the sector came from declines in the Euro and British pound.  Reports of disappointing results from a survey on German factory

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com

orders caused the Euro to decline against the Japanese yen, resulting in losses on the portfolio’s short pound/yen position.  Grant Park’s short dollar positions experienced setbacks as reports from the UK showing a slowdown across the country’s service sector drove the pound down near 3-month lows against the greenback.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com